Exhibit 99.2

WESTLAKE CHEMICAL CORPORATION

Offer to Exchange

$624,793,000 aggregate principal amount of its unregistered 4.625% Senior Notes due 2021 for

$624,793,000 aggregate principal amount of 4.625% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

$433,793,000 aggregate principal amount of its unregistered 4.875% Senior Notes due 2023 for

$433,793,000 aggregate principal amount of 4.875% Senior Notes due 2023 that have been registered under the Securities Act

$750,000,000 aggregate principal amount of its unregistered 3.600% Senior Notes due 2026 for

$750,000,000 aggregate principal amount of 3.600% Senior Notes due 2026 that have been registered under the Securities Act

$700,000,000 aggregate principal amount of its unregistered 5.000% Senior Notes due 2046 for

$700,000,000 aggregate principal amount of 5.000% Senior Notes due 2046 that have been registered under the Securities Act

Pursuant to the Exchange Offer and Prospectus dated             , 2017

The exchange offer and withdrawal rights for each series of notes will expire at 5:00 p.m., New York City time, on             , 2017, unless extended (the “Expiration Date”). Tenders of a series of notes may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

To Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees:

Westlake Chemical Corporation, a Delaware corporation (the “Company”), is offering to exchange (i) up to $624,793,000 aggregate principal amount of its outstanding unregistered 4.625% Senior Notes due 2021 (CUSIP Nos. 960413 AL6 (Rule 144A) U96060 AD7 (Regulation S)) (the “Outstanding 2021 Notes”) for a like principal amount of its new 4.625% Senior Notes due 2021 (the “2021 Exchange Notes”), the offer and issuance of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) up to $433,793,000 aggregate principal amount of its outstanding unregistered 4.875% Senior Notes due 2023 (CUSIP Nos. 960413 AN2 (Rule 144A) U96060 AE5 (Regulation S)) (the “Outstanding 2023 Notes”) for a like principal amount of its new 4.875% Senior Notes due 2023, the offer and issuance of which have been registered under the Securities Act (the “2023 Exchange Notes”), (iii) up to $750,000,000 aggregate principal amount of its outstanding unregistered 3.600% Senior Notes due 2026 (CUSIP Nos. 960413 AH5 (Rule 144A) U96060 AC9 (Regulation S)) (the “Outstanding 2026 Notes”) for a like principal amount of its new 3.600% Senior Notes due 2026, the offer and issuance of which have been registered under the Securities Act (the “2026 Exchange Notes”), and (iv) up to $700,000,000 aggregate principal amount of its outstanding unregistered 5.000% Senior Notes due 2046 (CUSIP Nos. 960413 AG7 (Rule 144A) U96060 AB1 (Regulation S)) (the “Outstanding 2046 Notes” and, together with the Outstanding 2021 Notes, the Outstanding 2023 Notes and the Outstanding 2026 Notes, the “Outstanding Notes”) for a like principal amount of its new 5.000% Senior Notes due 2046, the offer and issuance of which have been registered under the Securities Act (the “2046 Exchange Notes” and, together with the 2021 Exchange Notes, the 2023 Exchange Notes and the 2026 Exchange Notes, the “Exchange Notes” and, the Exchange Notes, together with the Outstanding Notes, the “Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer and Prospectus

dated             , 2017 and in the related Letter of Transmittal and the instructions thereto, which offer consists of separate, independent offers to exchange the Exchange Notes of each series for Outstanding Notes of the corresponding series (collectively, the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

3.	A form of letter which may be sent to your clients for whose account you hold the Outstanding Notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4.	Return envelopes addressed to Global Bondholder Services Corporation, the Exchange Agent for the Exchange Offer.

Please note that the Exchange Offer for each series of Outstanding Notes will expire at 5:00 p.m., New York City time, on             , 2017, unless extended. We urge you to contact your clients as promptly as possible.

The Company has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the Outstanding Notes pursuant to the Exchange Offer. You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering Outstanding Notes for your clients.

Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

Very truly yours,

WESTLAKE CHEMICAL CORPORATION

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THOSE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

The Exchange Offer is not being made to, and the tender of Outstanding Notes will not be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.